UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                    Washington D.C. 20549


                         FORM 8-K/A

                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of The Securities Exchange
                         Act of 1934


  Date of Report (Date of earliest event reported) February
                   28, 1997, June 13, 1996


           ENERGY CONSERVATION INTERNATIONAL, INC.
   (Exact name of registrant as specified in its charter)

    Florida                   33-76634                  59-3223766
(State of Incorporation)  (Commission file No.)    (IRS Employer ID No.)

                      503 Barnes Drive
                   Brandon, Florida 33511
     (Address & zip code of principal executive offices)

                       (813)-662-9330
         (Registrant's phone no. include area code)



















Item 2 - Acquisition or Disposition of Assets

      Attached you will find as an exhibit to the 8-K/A the Asset Purchase Agreement and its Assignment from the company mentioned in the 8-K previously filed on August 29, 1996.

      Those assets were purchased on June 13, 1996 from a corporation (Mor-Lite, Inc.) and a Mr. H. K. McAlpin, Sr..The selling corporation was not actively doing business at the time of the purchase and only some assets were purchased. The Company through its subsidiary Mor-Lite of North America, Inc. paid a total of $75,000 cash for the assets listed in the Exhibit A of the Asset Purchase Agreement. The Company did not assume or purchase any liabilities, cash or accounts receivable. In addition, acquisition fees, costs and related expenses of $30,105 were incurred. The assets purchased were some remaining inventory which we allocated a value of $31,170, furnishings and equipment with an allocated value of $42,185, leasehold improvements of $20,000 and marketing materials of $11,750. These assets did not make the company fully operational.

     The reason historical and proforma financial statements were not filed is that this was just an asset purchase of some assets and there was no continuity of business.


























Item 7 - Exhibit - 99

                  ASSET PURCHASE AGREEMENT

     THIS AGREEMENT, made as of this 30th day of April, 1996, by and between H.K. McAlpin, Sr., and Mor-Lite, Inc.
(the "Sellers")and Elton R. Guffey (and/or assigns)("Purchaser")

                    Preliminary Statement

     The Sellers are in the business of energy conservation lighting fabrication (such activities being herein referred to as the "Business").

     The Sellers desire to sell, transfer and assign to the Purchaser, and the Purchaser desires to acquire certain assets (hereinafter referred to as the "Assets") of the Business on the terms and conditions hereinafter set fourth.

     NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set fourth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                          Article I
                      Purchased Assets

     At the Closing (as hereinafter defined), Sellers agree to and will sell, convey, transfer, assign and deliver to the Purchaser, free and clear of all liens, claims, charges and encumbrances, and the Purchaser hereby agrees to purchase and acquire from the Sellers, certain assets
(hereinafter collectively referred to as the "Assets") of the Sellers more particularly described as follows:

1. All rights, title and interest of Sellers in the equipment listed in the attachment hereto entitled Exhibit
A, as well as

2. the intellectual property and part numbers listed in the attachment hereto entitled Exhibit A; and finally

3. the inventory and materials listed in the attachment entitled Exhibit A.

(Exhibit A is attached hereto and made part hereof for all purposes.)

4. Purchaser agrees to assume the lease on the Sellers' building at 7207A 114th avenue north, Largo, Florida, as renegotiated by Purchaser with the landlord of said building. Other than this renegotiated lease, Purchaser is not assuming any additional liabilities of Sellers.

                         Article II
      Conditions to Closing Purchase Price & Conveyance

     This aggregate purchase price for the assets purchased and acquired pursuant to this Agreement shall be as follows:

1. The sum of $75,000.00 payable to SELLERS, of which $40,000.00 will be paid to Mr. H.K. McAlpin, Sr. and the other $35,000.00 will be paid to Mor-Lite, Inc.

2. Assumption of the building lease set fourth in Article I above.

     The sale, conveyance, transfer, assignment and delivery to Purchaser of the Assets, as herein provided, shall be effected by bills of sale, endorsements, assignments and other instruments of transfer and conveyance in proper form to vest in Purchaser the right, title and interest of Sellers in and to the Assets. Sellers agree that they will, at the closing, or at any time or from time to time after the Closing, upon request, perform or cause to be performed such acts, and execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such documents as may be reasonably required to effectuate the sale, conveyance, transfer, assignment and delivery to Purchaser of any of the Assets or for the performance by Sellers of any of their obligations hereunder.

                         Article III
                           Closing

     The closing of the transaction contemplated hereby shall take place on the 28th day of June, 1996 at the office of Purchaser, or at such other place as the parties hereto or their counsel agree to in writing.

     At the time of closing, Sellers will execute and deliver to the Purchaser Bills of Sale for the Assets, and such other instruments as shall be necessary to vest in the Purchasers good and marketable title to the purchased assets sold hereunder.

                         Article IV
                 Representations of Sellers

     The Sellers hereby represent and warrant to and covenant with the Purchaser that:

     The Sellers have full power and authority, and have obtained all necessary authorization required to sell the Assets. The Sellers have full legal power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. Sellers have taken all action required by law to authorize the execution and delivery of this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been executed and delivered by Purchaser (assuming the valid authorization and execution and delivery of this Agreement by Purchaser) is a valid and binding agreement of Sellers enforceable in accordance with its terms.

     Sellers have no undisclosed liens or obligations of any nature (absolute, accrued, contingent, or otherwise), and whether due or to become due, in regard to the Assets, which are not fully reflected in this Agreement.

     As of the Closing Date on or about May 1st, 1996, Sellers have not incurred any liabilities or obligations (absolute, accrued, contingent, or otherwise, whether due or to become due) in regard to the assets which shall not have been discharged by the Closing Date, nor permitted or allowed any of their property or assets (personal or intangible) to be subjected to any mortgage, lien pledge, charge, security interest, claim, option, or other encumbrance of any nature which would preclude Sellers from transferring unencumbered beneficial interest to Purchasers; and have operated the business in the ordinary course and have made no purchases or contracts outside the ordinary course of business.

     Sellers have good, valid and marketable title to all such Assets, free and clear of all title defects or objections, judgments, pledges, liens, claims, charges, security interests (UCC or otherwise) or other encumbrances of any nature whatsoever including, without limitation, leases, tax liens, conditional sales contracts, collateral security arrangements, and other title or interest retention arrangements.

     There are no lawsuits, actions or claims, and no investigations by any governmental body, and no legal, administrative or arbitration proceedings pending against any of the assets, or so far as is known to Sellers threatened against the assets.

                          Article V
                       Indemnification

     Other than the obligations assumed by the Purchaser as set forth in Article II, the Purchaser shall not assume or have any obligations with respect to, and the Sellers shall indemnify and hold the Purchaser harmless from and against all liabilities or obligations of any kind or nature of the Sellers whenever asserted. Sellers specifically acknowledge that, in entering into this Asset Purchase Agreement, Purchaser has relied only on the contents of this Agreement and has not relied upon any oral representation made by anyone. Any modification to this Agreement must be in writing and signed by both the Sellers and the Purchaser.

     Sellers covenant and agree to and shall defend and indemnify Purchaser and shall hold him harmless against and with respect to any "Loss" which, for purposes of this Agreement, shall include any and all costs, losses, liabilities, damages, judgments, lawsuits, claims and expenses (whether or not arising out of the third party claims), including without limitation interest, penalties, and reasonable attorney's fees incurred in connection with or arising out of or resulting from or incident to:

     Misrepresentation - Any misrepresentation by
Sellers or any of their representatives set forth in this Agreement or any Exhibit hereto, irrespective of any investigation or lack thereof on the part of Purchaser; provided, however, that entitlement to indemnification pursuant to this paragraph shall be conditioned upon claims in respect thereof being submitted, if at all, by Purchaser or Sellers within two (2) years from and after the Closing Date; and provided further, that the right to indemnity in respect of matters provided for in this paragraph shall not be barred on the basis that the amount of the claim has not been asserted, ascertained, liquidated or reduced to final judgment on or before the expiration of the aforesaid period so long as the claim has been identified or asserted on or before such expiration; and

     Breach of Covenant or Agreement - Any breach or nonfulfillment by Sellers of any of their covenants, agreements, or other obligations set forth in this Agreement or any Schedule or Exhibit hereto.

                         Article VI
                     Costs and Expenses

     All costs and expenses incurred in conducting the purchase and sale described in this Contract shall be borne by the party incurring such costs or expenses.

                         Article VII
                         Florida Law

     This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Florida.

                        Article VIII
                  Amendment & Modification

     This Agreement may be amended, modified or supplemented only in writing executed by each of the parties hereto.

                         Article IX
                        Counterparts

     This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.






                          Article X
                      Entire Agreement

     This Agreement, including the Exhibits hereto and the other documents delivered pursuant to the terms hereof, set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede and cancel all prior arrangements, promises, covenants, arrangements, communications, representations, or warranties, whether oral or written, by any representative of any party hereto.

                         Article XI
                        Severability

     In the event that any provision or any portion of any provision of this Agreement shall be held invalid, illegal or unenforceable under applicable law, the remainder of this Agreement shall remain valid and enforceable, unless such invalidity, illegality or unenforceability substantially diminishes the rights and obligations, taken as a whole, of either party hereunder.

                         Article XII
                        No Assignment

     This Contract shall be binding on and shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of the parties; however, nothing contained in this Paragraph shall be construed as a consent to any assignment of this Contract be either Purchaser or Sellers.

     DATED THIS 30th day of April, 1996.

PURCHASER:
/s/ Elton R. Guffey
Elton R. Guffey

SELLERS:
/s/ H. Ken McAlpin
H. Ken McAlpin










                          EXHIBIT A

OFFICE EQUIPMENT:
Capital improvement on offices
Secretarial desk with return
Credenza
3 6' tables
1 8' table
1 bookcase
1 Compaq computer w/monitor and laser printer
1 desk no return
Conference table with eight chairs
Full wall modular bookcase with pull down screen
Xerox copier with auto document feeder (assume lease)
Telephone system including 10 phones installed and operating
Leather executive chair


BUSINESS PAPERWORK AND INTELLECTUAL PROPERTY:
Reflector designs and full-scale drawings
Brochures
Rights and contracts to governmental part numbers, including
GSA catalogs and DGSC stock numbers.
1 year previous accounts payable records


INVENTORY AND MANUFACTURING ITEMS:
Capital improvements in electrical distribution and warehouse facilities
2000 adjustable silver reflector kits
All shipping boxes and containers (as recognized by both
Seller and Purchaser)
All miscellaneous packaging material (i.e., wrapping material and box braces)
Pallet jack
Industrial staple machine
Industrial banding machine
3 industrial fans (2 w/stands)
5 steel racks
4 steel tables
2 industrial laminators, with roller tables for each All miscellaneous light fixtures, including 2x4, 2x2, 1x4 strip.
All miscellaneous steel and aluminum sheets, both cut and uncut.




Item - 7 Exhibit - 99.1

           ASSIGNMENT of ASSET PURCHASE AGREEMENT

     WE, H.K. McAplin, Sr. and Elton R. Guffey, parties to an Asset Purchase Agreement dated April 30, 1996, do hereby agree to assign all of the contract rights sold, conveyed, transferred, assigned, delivered and otherwise granted and acquired by us and Mor-Lite, Inc. under said Asset Purchase Agreement to Mor-Lite of North America, Inc. a subsidiary of Vision Marketing Group, Inc.. In witness whereof, we have hereunto affixed our hands and signatures this thirteenth day of June, 1996.



/s/ H. Ken McAlpin            /s/ Elton R. Guffey
H. Ken McAlpin, Sr.           Elton R. Guffey



/s/ H. Ken McAlpin
H. Ken McAlpin, Sr. for Mor-Lite, Inc.

























                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     ENERGY CONSERVATION INTERNATIONAL, INC.

DATED: February 28, 1997


         BY: /s/ Jose A. Alvarez, CPA_______________________
                                        Jose A. Alvarez, CPA
 President, Chief Executive Officer, Chief Financial Officer